                                                                    EXHIBIT 23.1

Aspen Insurance Holdings Limited
Victoria Hall
11 Victoria Street
Hamilton HM11
Bermuda

March 11, 2005

Dear Sirs

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on
Form F-3 (No. 333-122571), Form F-4 (No. 333-122018) and Form S-8 (No.
333-114765) of Aspen Insurance Holdings Limited of our reports dated March 11,
2005, with respect to the consolidated balance sheets of Aspen Insurance
Holdings Limited as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income for each of the years in the two-year period ended December 31, 2004 and the period from incorporation on May 23, 2002 to December 31, 2002, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31,
2004 and the effectiveness of internal control over financial reporting as of
December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Aspen Insurance Holdings Limited.

Yours faithfully

/s/ KPMG Audit Plc

KPMG Audit Plc